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                                                                     EXHIBIT 3.1


                               STATE OF DELAWARE

                        OFFICE OF THE SECRETARY OF STATE              PAGE 1
                        --------------------------------

     I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF INCORPORATION OF "EXPRESS CAPITAL CONCEPTS, INC.", FILED IN THIS OFFICE ON THE EIGHTEENTH DAY OF MAY, A.D. 1998, AT 9 O'CLOCK A.M.



                        [SEAL]         /s/ EDWARD J. FREEL
                                 -------------------------------------
                                 Edward J. Freel, Secretary of State

                                 AUTHENTICATION:  9315610

                                           DATE:  09-22-98

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                                                                    FILED
                                                                 MAY 18 1988

                                                           [Signature illegible]
                                                             SECRETARY OF STATE


                          CERTIFICATE OF INCORPORATION

                                       OF

                         EXPRESS CAPITAL CONCEPTS, INC.


     1.   The name of the corporation is Express Capital Concepts, Inc.

     2. The address of its registered office in the State of Delaware is 239 South State Street, in the City of Dover, County of Kent. The name of its registered agent at such address is The Prentice-Hall Corporation System, Inc.

     3.   The nature of the business or purposes to be conducted or promoted is:

          To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

     4. The aggregate number of shares which this corporation shall have authority to issue is Five Hundred Million (500,000,000) shares of $.0001 par value each, which shares shall be designated "Common Stock;" and Ten Million (10,000,000) shares of $.0001 par value each, which shares shall be designated "Preferred Stock" and which may be issued in one or more series at the discretion of the board of directors. In establishing a series the board of directors shall give to it a distinctive designation so as to distinguish it from the shares of all other series and classes,


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shall fix the number of shares in such series, and the preferences, rights and restrictions thereof. All shares of any one series shall be alike in every particular except as otherwise provided by this Certificate of Incorporation or the General Corporation Law of Delaware.

     5.   The name and mailing address of the corporation's incorporator is Jon
D. Sawyer, Wills & Sawyer, P.C., Suite 400, 511 Sixteenth Street, Denver, Colorado 80202.

     6. The name of the person who is to serve as the director until the first annual meeting of shareholders or until his successor is elected and qualified is as follows:

                              Earnest Mathis, Jr.

     7.   The corporation is to have perpetual existence.

     8. In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized:

          (a)  To make, alter or repeal the bylaws of the corporation.

          (b) To authorize and cause to be executed mortgages and liens upon the real and personal property of the corporation.

          (c) To set apart out of any of the funds of the corporation available for dividends a reserve or reserves for any proper purpose and to abolish any such reserve in the manner in which it was created.


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     (d) By a majority of the whole board, to designate one or more committees, each committee to consist of one or more of the directors of the corporation. The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. The bylaws may provide that in the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of any such agent or disqualified member. Any such committee, to the extent provided in the resolution of the board of directors, or in the bylaws of the corporation, shall have and may exercise all the powers and authority of the board of directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the certificate of incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease, or exchange of all or substantially all of the corporation's property and assets, recommending to the stockholders a dissolution of the corporation or a revocation of a dissolu-



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tion, or amending the bylaws of the corporation; and, unless the resolution or bylaws expressly so provide, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock.

        (e) When and as authorized by the stockholders in accordance with statute, to sell, lease or exchange all or substantially all of the property and assets of the corporation, including its goodwill and its corporate franchises, upon such terms and conditions and for such consideration, which may consist in whole or in part of money or property, including shares of stock in, and/or other securities of, any other corporation or corporations, as its board of directors shall deem expedient and for the best interests of the corporation.

     9. To the maximum extent permitted by Section 102(b)(7) of the General Corporation Law of Delaware, a director of this corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders,
(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.


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     10.  Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof, or on the application of any receiver or receivers appointed for this corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of Section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement to any reorganization of this corporation as consequences of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on

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all the stockholders or class of stockholders of this corporation, as the case may be, and also on this corporation.

     11. Meetings of the stockholders may be held within or without the State of Delaware, as the bylaws may provide. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the bylaws of the corporation. Elections of directors need not be by written ballot unless the bylaws of the corporation shall so provide.

     12. The corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

     THE UNDERSIGNED, being the incorporator named hereinbefore, for the purposes of forming a corporation pursuant to the General Corporation Law of the State of Delaware, does make this Certificate, hereby declaring and certifying that this is his act and deed and the facts herein stated are true, and, accordingly, has hereunto set his hand this 17th day of May, 1988.


                                        /s/ JON D. SAWYER
                                        ----------------------------------------
                                        Jon D. Sawyer


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STATE OF COLORADO       )
                        )  ss.
COUNTY OF DENVER        )


     The foregoing Certificate of Incorporation was acknowledged before me, Amy
G. Long, a Notary Public, on this 17th day of May, 1988, by Jon D. Sawyer, who acknowledged before me that his is the Incorporator for Express Capital Concepts, Inc.

     My commission expires: 9/25/90

     Witness my hand and official seal.



                                        /s/ AMY G. LONG
                                        ---------------------------------------
                                        Notary Public


(NOTARIAL SEAL)


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